Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-171722, 333-185639, and 333-194273) and the Registration Statements on Form S-8 (Nos. 333-115956, 333-128290, 333-137557, 333-146398, 333-153346, 333-161057, 333-168667, 333-176212, 333-183151, 333-190400, and 333-197872) of ACADIA Pharmaceuticals Inc. of our report dated February 26, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Diego, California
February 26, 2015